As Filed With the Securities and Exchange Commission on _____________, 2003

                                                   Registration No. 333-________

--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933



                            VALERO ENERGY CORPORATION
               (Exact name of issuer as specified in its charter)


               Delaware                              74-1828067
    (State or other jurisdiction of      (I.R.S. Employer Identification Number)
     incorporation or organization)

            One Valero Place                           78212
           San Antonio, Texas                        (Zip Code)
 (address of principal executive offices)



                       ----------------------------------

                            VALERO ENERGY CORPORATION
                       2003 EMPLOYEE STOCK INCENTIVE PLAN
                            (Full title of the plan)

                       ----------------------------------

                              Jay D. Browning, Esq.
                          Vice President and Secretary
                            Valero Energy Corporation
                                One Valero Place
                            San Antonio, Texas 78212
                     (Name and address of agent for service)

   Telephone number, including area code, of agent for service: (210) 370-2000

                         CALCULATION OF REGISTRATION FEE

------------------------ ---------------------- ---------------------- ---------------------- ----------------------
Title of securities to      Amount to be         Proposed maximum       Proposed maximum           Amount of
     be registered          registered (2)       offering price per     aggregate offering      Registration Fee
                                                      share (1)              price (1)
------------------------ ---------------------- ---------------------- ---------------------- ----------------------
Common Stock, par          5,000,000 shares            $37.825             $189,125,000               $15,300
value $.01 per share
(3)
------------------------ ---------------------- ---------------------- ---------------------- ----------------------

(1) Estimated pursuant to Rule 457(c) and (h) solely for the purpose of computing the registration fee and based upon the average of the high and low sales price of the Common Stock of the Registrant reported on the New York Stock Exchange on June 23, 2003.
(2) There are also registered hereby such indeterminate number of shares of Common Stock as may become issuable by reason of the anti-dilution provisions of the 2003 Employee Stock Incentive Plan.
(3) Includes the associated Preferred Share Purchase Rights, which initially are attached to, trade with and are represented by the certificates for the Common Stock being registered hereby.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         Note: The document(s) containing the employee benefit plan information required by Item 1 of Form S-8 and the statement of availability of information about us and any other information required by Item 2 of Form S-8 will be sent or given to participants as specified by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. We shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, we will furnish to the Commission or its staff a copy or copies of all of the documents included in such file.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by reference.

         This Registration Statement incorporates herein by reference the following documents which have been filed by us with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") (File No. 001-13175):

     o Our Annual Report on Form 10-K for the fiscal year ended December 31, 2002;

     o    Our  Quarterly  Report on Form 10-Q for the  quarter  ended  March 31,
          2003;

     o Our Current Report on Form 8-K dated April 22, 2003 and filed on April 22, 2003;

     o Our Current Report on Form 8-K dated May 30, 2003 and filed on June 4, 2003;

     o The description of our common stock, par value $.01 per share ("Common Stock"), contained in our Registration Statement on Form S-1 filed on May 13, 1997, as amended (Reg. No. 333-27013) and Registration Statement on Form 8-A filed on July 9, 1997, as amended; and

     o The description of the Preferred Share Purchase Rights, contained in our Registration Statement on Form 8-A/A filed on May 10, 2001, as amended.

         Each document filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

         Any statement contained in this Registration Statement, in an amendment hereto or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed supplement to this Registration Statement or in any document that also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         The validity of the issuance of the Common Stock offered hereby will be passed upon for Valero by Jay D. Browning, Esq., Vice President and Secretary of the Company. As of June 23, 2003, Mr. Browning beneficially owned approximately 7,334 shares of Common Stock (including shares held under employee benefit plans) and held options under employee stock option plans to purchase approximately 30,212 additional shares.

Item 6.  Indemnification of Directors and Officers.

         The terms of Valero's Restated Certificate of Incorporation, as amended (the "Restated Certificate of Incorporation"), eliminate the personal liability of a director to Valero and its stockholders for monetary damages for breach of his or her fiduciary duty as a director to the extent allowed under the Delaware General Corporation Law. Except as provided below, if a director were to breach his or her fiduciary duty as a director, neither Valero not its stockholders could recover monetary damages from the director, and the only remedies available to Valero's stockholders would be equitable remedies, such as an action to enjoin or rescind a transaction involving a breach of fiduciary duty. To the extent certain claims against directors are limited to equitable remedies, the provision in Valero's Restated Certificate of Incorporation may reduce the likelihood of derivative litigation and may discourage stockholders or management from initiating litigation against directors for breach of their fiduciary duty. Additionally, equitable remedies may not be effective in many situations. If a stockholder's only remedy is to enjoin the completion of the action of the Board of Directors, this remedy would be ineffective if the stockholder does not become aware of a transaction or event until after it has been completed. In this situation, it is possible that the stockholders and Valero would have no effective remedy against the directors. Under Valero's Restated Certificate of Incorporation, a director remains liable for monetary damages for (i) any breach of the duty of loyalty to Valero or its stockholders,
(ii) act or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) payment of an improper dividend or improper repurchase or redemption of Valero's stock under Section 174 of the Delaware General Corporation Law, or (iv) any transaction from which the director derived an improper personal benefit.

         Under Article V of the Restated Certificate of Incorporation, Article VII of Valero's By-laws and under an indemnification agreement with Valero's officers and directors (the "Indemnity Agreement,") each person who is or was a director or officer of Valero or a subsidiary of Valero, or who serves or served any other enterprise or organization at the request of Valero or a subsidiary of Valero, shall be indemnified by Valero to the full extent permitted by the Delaware General Corporation Law. Pursuant to these provisions and the Indemnity Agreement, to the extent that such person is successful on the merits or otherwise in defense of a suit or proceeding brought against this person by reason of the fact that he or she is or was a director or officer of Valero, or serves or served any other enterprise or organization at the request of Valero, this person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred in connection with the action.

         Under the Delaware General Corporation Law, Valero generally has the power to indemnify its present and former directors, officers, employees and agents against expenses and liabilities incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in these positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interest of Valero and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. With respect to suits by or in the right of Valero, however, indemnification is generally limited to attorneys' fees and other expenses and indemnification is not available if the person is adjudged to be liable to Valero unless the court determines that indemnification is appropriate.

         The Indemnity Agreement provides directors and officers with specific contractual assurance that indemnification and advancement of expenses will be available to them regardless of any amendments to or revocation of the indemnification provisions of Valero's By-laws. The Indemnity Agreement provides for indemnification of directors and officers against both stockholder derivative claims and third-party claims. Sections 124(a) and 145(b) of the Delaware General Corporation Law, which grant corporations the power to indemnify directors and officers, specifically authorize lesser indemnification in connection with derivative claims than in connection with third-party claims. The distinction is that Section 145(a), concerning third-party claims, authorizes expenses and judgments and amounts paid in settlement (as is provided in the Indemnity Agreement), while Section 145(b), concerning derivative suits, generally authorizes only indemnification of expenses. However, Section 145(f) expressly provides that the indemnification and advancement of expenses provided by or granted pursuant to the subsections of Section 145 shall not be exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any agreement. No Delaware case directly clarifies whether Delaware's public policy would support this aspect of the Indemnity Agreement under the authority of Section 145(f), or would invalidate the Indemnity Agreement because it does not conform to the distinctions contained in Section 145(a) and 145(b). However, Delaware courts have determined that a corporation can obligate itself by express written contract to provide advancement of expenses not otherwise required by statute, and that the public policy of Delaware does not prevent a corporation from making these advances mandatory.

         Delaware corporations also are authorized to obtain insurance to protect officers and directors from certain liabilities, including liabilities against which the corporation cannot indemnify its directors and officers. Valero currently has in effect a directors' and officers' liability insurance policy.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         The following documents are filed as a part of this registration statement or incorporated by reference herein:

Exhibit
Number    Description

*4.1      --   Restated  Certificate of  Incorporation  of the Company (filed as
               Exhibit 3.1 to the  Company's  Form S-1 filed May 13, 1997,  File
               No. 333-27013)

*4.2      --   Amendment  to Restated  Certificate  of  Incorporation  (filed as
               Exhibit 3.1 to the Company's  Form 8-K filed on January 11, 2002,
               File No. 001-13175)

*4.3      --   Amended and Restated  Bylaws of the Company (filed as Exhibit 3.3 to the  Company's  Annual  Report on Form 10-K for the year ended
               December 31, 2001, filed March 14, 2002, File No. 001-13175)

*4.4      --   Rights  Agreement  between Valero Refining and Marketing  Company and Harris  Trust and  Savings  Bank (filed as Exhibit 4.1 to the
               Company's Form S-8 filed July 21, 1997, File No. 333-31709)

*4.5      --   Amendment No. 1 to Rights  Agreement (filed as Exhibit 4.4 to the
               Company's Form 8-A/A filed May 10, 2001, File No. 001-13175)

4.6       --   Valero Energy  Corporation  2003 Employee  Stock  Incentive  Plan
               (filed herewith)

5.1       --   Opinion of Jay D. Browning (filed herewith)

23.1      --   Consent of Jay D. Browning (included in Exhibit 5.1)

23.2      --   Consent of Ernst & Young L.L.P. (filed herewith)

24        --   Powers  of  Attorney  (included  on the  signature  page  of this registration statement)

---------------------

* Incorporated herein by reference as indicated.

Item 9. Undertakings

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect  in the  prospectus  any facts or events  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii)To include  any  material  information  with  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;


     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
     Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


          (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
          Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, ad the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of this counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the act and will be governed by the final adjudication of each issue.

                                   SIGNATURES

Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on the 24th day of June, 2003.

                          VALERO ENERGY CORPORATION



                           By:   /s/ William E. Greehey
                              --------------------------------------------------
                               William E. Greehey
                               Chairman of the Board and Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints William E. Greehey, Gregory C. King, Jay D. Browning, or J. Stephen Gilbert or any of them, each with power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all subsequent pre and post-effective amendments and supplements to this registration statement, and to file the same, or cause to be filed the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing appropriate or necessary to be done in and about the premises, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                      Title                                        Date
--------------------------------------------------------------------------------


    /s/ William E. Greehey     Chairman of the Board and           June 24, 2003
-------------------------------Chief Executive Officer
    William E. Greehey         (Principal Executive Officer)


    /s/ John D. Gibbons        Executive Vice President            June 24, 2003
-------------------------------and Chief Financial  Officer
    John D. Gibbons            (Principal Financial and
                               Accounting Officer)


    /s/ E. Glenn Biggs         Director                            June 24, 2003
-------------------------------
    E. Glenn Biggs


    /s/ W. E. Bradford         Director                            June 25, 2003
-------------------------------
    W. E. Bradford


    /s/ Ronald K. Calgaard     Director                            June 24, 2003
-------------------------------
    Ronald K. Calgaard


    /s/ Jerry D. Choate        Director                            June 24, 2003
-------------------------------
    Jerry D. Choate

                               Director                          June ____, 2003
-------------------------------
    Robert G. Dettmer

    /s/ Ruben M. Escobedo      Director                            June 24, 2003
-------------------------------
    Ruben M. Escobedo

    /s/ Bob Marbut             Director                            June 24, 2003
-------------------------------
    Bob Marbut

    /s/ Susan Kaufman Purcell  Director                            June 24, 2003
-------------------------------
    Susan Kaufman Purcell

                                  Exhibit Index


Exhibit
Number                                   Description
--------------------------------------------------------------------------------

*4.1      Restated Certificate of Incorporation of the Company (filed as Exhibit
          3.1 to the Company's Form S-1 filed May 13, 1997, File No. 333-27013)

*4.2      Amendment to Restated  Certificate of Incorporation  (filed as Exhibit
          3.1 to the Company's Form 8-K filed on January 11, 2002, File No. 001-13175)

*4.3 Amended and Restated Bylaws of the Company (filed as Exhibit 3.3 to the Company's Annual Report on Form 10-K for the year ended December 31, 2001, filed March 14, 2002, File No. 001-13175)

*4.4 Rights Agreement between Valero Refining and Marketing Company and Harris Trust and Savings Bank (filed as Exhibit 4.1 to the Company's Form S-8 filed July 21, 1997, File No. 333-31709)

*4.5 Amendment No. 1 to Rights Agreement (filed as Exhibit 4.4 to the Company's Form 8-A/A filed May 10, 2001, File No. 001-13175)

4.6 Valero Energy Corporation 2003 Employee Stock Incentive Plan (filed herewith)

5.1       Opinion of Jay D. Browning (filed herewith)

23.1      Consent of Jay D. Browning (included in Exhibit 5.1)

23.2      Consent of Ernst & Young L.L.P. (filed herewith)

25        Powers  of  Attorney   (included  on  the   signature   page  of  this
          registration statement)

---------------------

* Incorporated herein by reference as indicated.